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                                                                    Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-3 of H.T.E., Inc. of our reports dated April 10, 1998, July 7, 1998 and September 4, 1996, relating to the financial statements of UCS, Inc. (not presented separately herein), which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Miami, Florida
September 15, 1998